Exhibit 99.1

Voya Financial announces first-quarter 2025 results

NEW YORK, May 6, 2025 — Voya Financial, Inc. (NYSE: VOYA) announced today its first-quarter 2025 financial results:
•First-quarter 2025 net income available to common shareholders of $139 million, or $1.42 per diluted share, and after-tax adjusted operating earnings1 of $195 million, or $2.00 per diluted share.
•Results are driven by positive prior year Stop Loss reserve developments, the successful acquisition of OneAmerica Financial's full-service retirement plan business, disciplined spend, and strong commercial momentum.

•The balance sheet is prudently positioned, and excess capital generation continues to be strong. In the quarter we:
◦returned $43 million to shareholders through common dividends.
◦deployed approximately $200 million for the acquisition of OneAmerica Financial's full-service retirement plan business and strategic growth investments.

“In the first quarter of 2025, adjusted operating EPS grew 13% compared with the prior-year period, driven primarily by the positive impact of the OneAmerica acquisition and our strong commercial momentum in Wealth Solutions and Investment Management,” said Heather Lavallee, chief executive officer, Voya Financial. “I am encouraged by the commercial momentum we are building across our businesses, fueled by strong inflows, key strategic renewals, and a robust pipeline of opportunities.”

“Despite the uncertainties in the current macroeconomic environment, our commitment to creating long-term value for our shareholders remains steadfast. We are focused on executing on our key priorities while maintaining a strong balance sheet as we balance capital return to shareholders with prudent investment in growth opportunities.”

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on notable items in the company’s financial results, non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

First-Quarter 2025 Consolidated Results
First-quarter 2025 net income available to common shareholders was $139 million, or $1.42 per diluted share, compared with $234 million, or $2.24 per diluted share, in first-quarter 2024. The decrease was driven by the absence of net investment gains and tax benefits associated with divested businesses in the prior period which did not repeat and higher expenses in the current period associated with acquisitions and severance, partially offset by higher after-tax adjusted operating earnings.

First-quarter 2025 after-tax adjusted operating earnings were $195 million, or $2.00 per diluted share, compared with $185 million, or $1.77 per diluted share, in first-quarter 2024. The growth was primarily due to the acquired business from OneAmerica, positive capital markets and net inflows across the business, partially offset by higher expenses in Health Solutions due to strategic investments in Short-Term Disability and Leave Management. First-quarter 2025 earnings per share also reflect a reduced share count as a result of share repurchases in the prior year.

Business Segment Results
Wealth Solutions
Wealth Solutions first-quarter 2025 pre-tax adjusted operating earnings were $207 million, up from $186 million in the prior-year period. The increase was primarily due to the acquired business from OneAmerica, positive capital markets and disciplined spend.

Net revenues for the trailing twelve months (TTM) ended Mar. 31, 2025 grew 10.2% compared with the prior-year period due to positive capital markets, acquired spread and fee-based revenues from OneAmerica and higher alternative investment income.

Adjusted operating margin for the TTM ended Mar. 31, 2025 was 39.7% compared with 35.7% in the prior-year period. The improvement reflects net revenue growth and disciplined spend management.

Excluding notable items, for the TTM ended Mar. 31, 2025, net revenues grew 7.9% and adjusted operating margin was 41.2%.

Total client assets as of Mar. 31, 2025 were $694 billion, up 21% compared with Mar. 31, 2024, primarily due to assets onboarded from OneAmerica, positive capital markets, and significant recordkeeping wins. Those wins contributed to approximately $30 billion of defined contribution net inflows in first quarter 2025.

Health Solutions
Health Solutions first-quarter 2025 pre-tax adjusted operating earnings were $46 million, down from $59 million in the prior-year period. The positive prior year Stop Loss reserve developments were tempered by lower reported Group Life and Voluntary underwriting gains and strategic investments in Short-Term Disability and Leave Management.

Net revenues for the TTM ended Mar. 31, 2025 declined 17.1% compared with the prior-year period. Adjusted operating margin for the TTM ended Mar. 31, 2025, was 2.7% compared with 23.9% in the prior-year period.

Excluding notable items, for the TTM ended Mar. 31, 2025, net revenues declined 18.0% and adjusted operating margin was 3.6%.

The decline in margins and net revenues primarily reflects a higher loss ratio in Stop Loss in the current TTM period.

Health Solutions first-quarter 2025 annualized in-force premiums and fees declined 5% to $3.7 billion compared with the prior-year period. The decline primarily reflects actions to improve profitability in the Stop Loss business, partially offset by growth in the Voluntary business.

Investment Management
Investment Management first-quarter 2025 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $41 million, compared to $42 million in the prior-year period. Growth in fee-based revenues benefiting from strong business momentum and positive capital markets year-over-year was offset by higher seasonal expenses.

Net revenues for the TTM ended Mar. 31, 2025 grew 7.6% compared with the prior-year period due to an increase in fee-based revenues reflecting net inflows and positive capital markets.

Adjusted operating margin for the TTM ended Mar. 31, 2025 was 28.1% compared with 25.7% in the prior-year period. The improvement was due to net revenue growth and disciplined expense management.

Excluding notable items, for the TTM ended Mar. 31, 2025, net revenues grew 8.0% and adjusted operating margin was 28.6%.

Investment Management generated net inflows of $7.7 billion (excluding divested businesses) during the three months ended Mar. 31, 2025, representing organic growth of 2.5% for the quarter. The growth reflects continued momentum in the Institutional, Insurance, and Intermediary channels.

Corporate
Corporate first-quarter 2025 pre-tax adjusted operating losses, excluding noncontrolling interest, were $62 million, compared with $63 million of losses in the prior-year period.

Capital
For the first-quarter 2025, the company generated approximately $200 million of excess capital reflecting capital generation of over 90% of after-tax adjusted operating earnings for the quarter. In the first quarter, the company returned $43 million of excess capital to shareholders through common stock dividends and retired $400 million of 3.976% Senior Notes using the proceeds from the recent debt issuance. Additionally, the company deployed approximately $200 million of excess capital to the OneAmerica Financial's full-service retirement plan business acquisition upfront cash payment and risk-based capital requirements as well as towards the company's strategic growth investments.

As of Mar. 31, 2025, the company had approximately $150 million of excess capital.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, May 7, 2025, at 10 a.m. ET, to discuss the company’s first-quarter 2025 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on May 7, 2025.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading health, wealth and investment company with approximately 10,000 employees who are focused on achieving Voya’s aspirational vision: "Clearing your path to financial confidence and a more fulfilling life." Through products, solutions and technologies, Voya helps its approximately 15.7 million individual, workplace and institutional clients become well planned, well invested and well protected. Benefitfocus, a Voya company and a leading benefits administration provider, extends the reach of Voya’s workplace benefits and savings offerings by engaging directly with approximately 11.9 million employees in the U.S. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and committed to conducting business in a way that is economically, ethically, socially and environmentally responsible. Voya has earned recognition as one of the World’s Most Ethical Companies® by Ethisphere; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income above or below our long-term expectations.
•We report net revenue and adjusted operating margin excluding notable items since they provide the main drivers for Adjusted operating earnings before income taxes excluding the effects of items that are not expected to recur at the same level.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, interest rates, inflation, tariffs imposed or threatened by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, as filed with the SEC on Feb. 21, 2025, and in our Quarterly Report on Form 10-Q for the three months ended Mar. 31, 2025, to be filed with the SEC on or before May 12, 2025.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	3/31/2025	3/31/2024

Revenues
Net investment income	$560	$529
Fee income	570	513
Premiums	737	800
Net gains (losses)	(34)	43
Other revenues	104	88
Income (loss) related to consolidated investment entities	32	78
Total revenues	1,969	2,051
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(835)	(851)
Operating expenses	(824)	(799)
Net amortization of DAC/VOBA	(62)	(56)
Interest expense	(32)	(30)
Operating expenses related to consolidated investment entities	(43)	(28)
Total benefits and expenses	(1,796)	(1,764)
Income (loss) before income taxes	173	287
Income tax expense (benefit)	22	(1)
Net income (loss)	151	288
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	(5)	37
Net income (loss) available to Voya Financial, Inc.	156	251
Less: Preferred stock dividends	17	17
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$139	$234
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$1.45	$2.29
Diluted	$1.42	$2.24

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	3/31/2025		3/31/2024
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$139	$1.42	$234	$2.24
Less:
Net investment gains (losses)	(1)	(0.02)	50	0.48
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (2)	(31)	(0.32)	13	0.12
Other adjustments (3)	(24)	(0.24)	(14)	(0.13)
Adjusted operating earnings	$195	$2.00	$185	$1.77
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation	(15)	(0.15)	(12)	(0.11)
Adjusted operating earnings excluding notable items	$210	$2.15	$197	$1.88
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Includes a tax benefit of $38 million related to a divested business for the three months ended Mar. 31, 2024.
(3) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Mar. 31, 2025, also includes $6 million, after-tax, of severance costs.

Adjusted Operating Earnings and Notable Items
Three Months Ended Mar. 31, 2025
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$207	$(14)	$222
Health Solutions	46	(2)	48
Investment Management	41	(2)	43
Corporate	(62)	—	(62)
Adjusted operating earnings before income taxes	232	(19)	251
Less: Income taxes (2)	37	(4)	41
Adjusted operating earnings after income taxes	$195	$(15)	$210
Adjusted operating earnings per share	2.00	(0.15)	2.15
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the three months ended Mar. 31, 2025, was approximately $49 million, pre-tax and before variable compensation. The expectation for prepayment fees is between $1 million and $2 million for the three months ended Mar. 31, 2025, pre-tax and before variable compensation, as communicated in Feb. 2025.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Three Months Ended Mar. 31, 2024
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$186	$(14)	$200
Health Solutions	59	—	60
Investment Management	42	(1)	42
Corporate	(63)	—	(63)
Adjusted operating earnings before income taxes	224	(15)	238
Less: Income taxes (2)	38	(3)	42
Adjusted operating earnings after income taxes	$185	$(12)	$197
Adjusted operating earnings per share	1.77	(0.11)	1.88
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the three months ended Mar. 31, 2024, was approximately $46 million, pre-tax and before variable compensation. The prior long-term expectation for prepayment fees was a 10 basis point annual contribution to yield, which for the three months ended Mar. 31, 2024, was approximately $8 million, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Mar. 31, 2025
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Net revenue
Wealth Solutions	$2,119	$(53)	$2,173
Health Solutions	972	(9)	981
Investment Management	991	(11)	1,001
Total net revenue	$4,082	$(73)	$4,155

Adjusted operating margin
Wealth Solutions	39.7%	(1.5)%	41.2%
Health Solutions	2.7%	(0.9)%	3.6%
Investment Management	28.1%	(0.5)%	28.6%
Adjusted operating margin, excluding Corporate	28.1%	(1.2)%	29.2%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Mar. 31, 2025, was approximately $192 million, pre-tax and before variable compensation. The expectation for prepayment fees was approximately $29 million for the twelve months ended Mar. 31, 2025, pre-tax and before variable compensation. This reflects the updated expectation for periods after 2024 of approximately $1 million to $2 million per quarter as disclosed in Feb. 2025 and the prior long-term expectation for periods through 2024 of approximately $8 million to $10 million per quarter with both expectations pre-tax and before variable compensation.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Mar. 31, 2024
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Net revenue
Wealth Solutions	$1,922	$(91)	$—	$2,013
Health Solutions	1,172	(8)	(16)	1,196
Investment Management	921	(5)	—	927
Total net revenue	$4,015	$(104)	$(16)	$4,136

Adjusted operating margin
Wealth Solutions	35.7%	(2.9)%	—%	38.6%
Health Solutions	23.9%	(0.5)%	(1.0)%	25.4%
Investment Management	25.7%	(0.4)%	—	26.1%
Adjusted operating margin, excluding Corporate	29.9%	(1.8)%	(0.3)%	32.0%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Mar. 31, 2024, was approximately $192 million, pre-tax and before variable compensation. The prior long-term expectation for prepayment fees was a 10 basis point annual contribution to yield, which for the twelve months ended Mar. 31, 2024, was approximately $37 million, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.